Exhibit 10.8
                                  ------------



                             STOCK OPTION AGREEMENT
                           For Incentive Stock Options
                                    Under the
                             Dynatronics Corporation
                        2005 Equity Incentive Award Plan



         Pursuant to the terms and conditions of the Dynatronics Corporation Amended and Restated 2005 Equity Incentive Award Plan (the "Plan"), Dynatronics Corporation (the "Company") desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's common stock to provide the Grantee with an added incentive as an employee of the Company or one or more of its subsidiaries hereby grants to the Grantee and the Grantee hereby accepts an Option to purchase the number of such shares specified below during a term ending at midnight Mountain Time on the Expiration Date of this Option specified below at the Option Exercise Price specified below subject to and upon the following terms and conditions:

         This Option is intended to be and shall be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Identifying Provisions. As used in this Option, the following terms shall have the following respective meanings:

         a.   Grantee:

         b.   Date of Grant:

         c.   Number of Shares Optioned:

         d. Option Exercise Price Per Share (Not to be less than the Fair Market Value of the Common Stock of the Company as defined by the
              Plan):

         e.   Expiration Date:

         2. Vesting Schedule and Expiration. This Option is not exercisable in any part until one (1) year after the date of Grant. Upon the expiration of one
(1) year after the date of Grant, and subject to the provisions for termination and acceleration herein, this Option shall become exercisable pursuant to the vesting schedule set forth below until and including the expiration date of this Option, whereupon the Option shall expire and may thereafter no longer be exercised. Vesting of the Option shall be as follows:

                  Time Period                  Percentage of Option Exercisable
                  -----------                  --------------------------------

         0 - 6 months from date of grant                      0%

         After six months from date of grant                100%

         3. Termination Provisions. The right to exercise this Option is subject to the following restrictions and limitations:

              a. Termination of Employment. Except as provided in Sections 3.b and 3.c, below, or except as otherwise determined by the Committee, this Incentive Stock Option shall terminate three (3) months after the date of termination of the Optionee's employment.

              b. Death of Grantee. Upon the death of the Grantee while in the Company's employ or within not more than three (3) months after termination of Grantee's employment, any portion of this Incentive Stock Option exercisable on the date of death may be exercised by the Grantee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Grantee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death. The provisions of this Section shall apply notwithstanding the fact that the Grantee's employment may have terminated prior to death, but only to the extent of any portion of this Incentive Stock Option which was exercisable on the date of death.

              c. Retirement or Resignation. Upon the termination of the Grantee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Grantee may, within 36 months from the date of such termination of employment, exercise any portion of this Incentive Stock Option to the extent such Incentive Stock Option was exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code, upon the exercise of the Incentive Stock Option will not be available to the Grantee who exercises any Incentive Stock Option more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

              d. Continuity of Employment. This Option shall not be exercisable in any part unless at all times beginning with the date of Grant and ending no more than three (3) months prior to the date of exercise, the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government), been in the continuous employ of the Company or parent or subsidiary thereof, except that such period of three (3) months shall be extended to one (1) year following any termination of such employment by reason of the Grantee's total disability.

         4. Restrictions on Transferability of Option. This Option may not be transferred by the Grantee other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the U.S. Internal Revenue Code. During the Grantee's lifetime the Option may be exercised only by the Grantee or the Grantee's guardian or legal representative. The Grantee is prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of the shares of Common Stock underlying the Incentive Stock Option until the later of either two (2) years after the Date of Grant or one (1) year after the transfer to the Grantee of such underlying Common Stock after the exercise of such Incentive Stock Option. In the event the Grantee chooses to make a premature disposition of such underlying Common Stock contrary to such restrictions, the Options shall be treated as Non-Statutory Stock Options pursuant to the terms of Article II of the Plan from the date of grant which, in particular, shall cause the Grantee to be taxed upon the fair market value of the underlying shares on the date of exercise.

         5. Adjustments and Corporate Reorganizations. Subject to the provisions of the Plan under which this Option is granted, if the outstanding shares of stock of the class then subject to this Option are increased or decreased or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash), or rights as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, although without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share. No fractional share of stock shall be issued under this Option or in connection with any adjustment. Such adjustments shall be made by the Committee, under authority of the Company's Board of Directors, whose determinations as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. Upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for property (including cash), rights or securities not of the Company's issue or any combination thereof, or upon a sale of substantially all of the property of the Company to or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, this Option shall terminate unless provision is made in writing in connection with such transaction for the assumption of this Option or the substitution for this Option of an Option covering the stock of a successor employer corporation or a parent or a subsidiary thereof, with appropriate adjustments in accordance with the provisions above in this section entitled "Adjustments and Corporate Reorganizations" as to the number and kind of shares optioned and their exercise prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall so terminate, the Grantee or other person then entitled to exercise this Option shall have the right at such time prior to the consummation of the transaction causing such termination as the Company shall designate to exercise the unexercised portions of this Option, including the portions thereof which would but for this section entitled "Adjustments and Corporate Reorganizations," not yet be exercisable.

         6. Exercise, Payment For and Delivery of Stock. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four (4) business days written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a check to the order of the Company in payment of the amount thus required to be withheld.

         7. Rights in Stock Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option unless and until such shares have been issued to such person as fully-paid shares.

         8. Requirements of Law. By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         9. Stock Option Plan. This Option is subject to and the Company and Grantee agree to be bound by all of the terms and conditions of the Company's Plan under which this Option was granted, as the same may have been amended from time to time in accordance with its terms; provided that no such amendment shall deprive the Grantee without the Grantee's consent of this Option or any rights hereunder. Pursuant to said Plan, the Committee, or if there is no Committee, the Board of Directors of the Company is vested with exclusive authority to interpret and construe the Plan and this Option and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company's principal office.

         10. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Corporate Secretary at its principal offices and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee's signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as before said, registered or certified and deposited postage and registry or certification fees prepaid in a post office or branch post office regularly maintained by the United States Postal Service.

This Agreement has been executed and delivered by the Company in Salt Lake City, Utah and shall be construed and enforced in accordance with the laws of said state, other than any choice of law rules calling for the application of laws of another jurisdiction. Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Plan, under which this Option is granted, the provisions in the Plan shall govern and prevail. The receipt of this Option does not give the grantee any right to continued employment by the Company or a subsidiary for any period, nor shall the granting of this Option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the Grantee for any period.

IN WITNESS WHEREOF the Company has granted this Option on the date of Grant specified above.

DYNATRONICS CORPORATION
7030 Park Centre Drive
Salt Lake City, UT 84121



By:______________________________________
Its:     Secretary/Treasurer


GRANTEE:

_________________________________________
Signature
_________________________________________
Print or Type Name

Address:

_________________________________________

_________________________________________
City/State/Zip